UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2011

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-145897
(Commission File Number)

N/A
(IRS Employer Identification No.)

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)

604.888.0420
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOTION OF ASSETS

SHARE EXCHANGE AGREEMENT

As used in this Current report, the terms “we”, “us” and “our” refer to Urban Barns Foods Inc., a Nevada company.  References to “NIM”, refer to Non Industrial Manufacture Inc., a private corporation formed under the laws of the Province of Alberta. On May 2, 2011, we entered into a share exchange agreement (the “Share Exchange Agreement”) with NIM and the shareholders of NIM (the “NIM Shareholders”). Pursuant to the terms and provisions of the Share Exchange Agreement, we agreed to acquire from the NIM Shareholders the total issued and outstanding shares of NIM’s Class A common stock in exchange for the issuance to the NIM Shareholders of an aggregate 2,500,000 shares of our restricted Class B common stock.

In order to consummate the Share Exchange Agreement, we were required to fulfill the following closing conditions under the Share Exchange Agreement: We shall create the shares of Class B common stock whereby each share of Class B common stock shall: (i) have 20 votes per share; (ii) be convertible twelve (12) months from issuance into twenty (20) shares of our Class A common stock (the “Conversion Ratio”); and (iii) in the event we shall in any manner, subsequent to the issuance of the shares of  Class B common stock, approve a reclassification involving a reverse stock split and subdivision of issued and outstanding shares of our common stock, the Conversion Ratio shall forthwith be adjusted by proportionately increasing the Conversion Ratio on the date that such subdivision shall become effective.

On June 2, 2011, we acknowledged performance and satisfaction of all conditions precedent to the Share Exchange Agreement, including receipt of the audited financial statements since inception and the interim period ended April 30, 2011 of NIM. Therefore, the transaction with NIM closed. As a result, NIM is now our wholly owned subsidiary, and we have acquired the business of NIM, which is the design and manufacture of growing machines that can be used by producers of select organic and conventional fruits and vegetables in secure and controlled indoor environments.  A full description of the terms of the Share Exchange Agreement can be found in our Current Report on Form 8-K/A filed with the United States Securities and Exchange Commission (the “SEC”) on June 1, 2011.

Our management believes that acquisition of NIM as our wholly-owned subsidiary will be beneficial to us and our shareholders allowing us to develop a hi output low input growing technologies. Prior to our entry into the Share Exchange Agreement, there were material relationships between us, our respective affiliates, directors or officers, and associates of our respective officers and directors and NIM and its respective affiliates, directors or officers, and associates of its respective officers or directors. Merrill Meikleham, the President and a director of NIM is the spouse of Daniel Meikleham, our Chief Financial Officer and Chairman of our Board of Directors.

Amendment to Articles of Incorporation and Designation of Common Stock

On June 22, 2011, our Board of Directors and our shareholders approved an amendment to our articles of incorporation (the “Amendment”). The Amendment increased our authorized capital stock to 525,000,000 shares of common stock consisting of 500,000,000 shares of Class A common stock, $0.001 par value, and 25,000,000,000 shares of Class B common stock, $0.001 par value. The Amendment was filed with the Nevada Secretary of State on June 28, 2011.

On June 22, 2011, our Board of Directors and our shareholders approved an amendment to the designation of Class A Common Stock and Class B Common Stock (the “Amendment to Designation”). On May 20, 2011, we had filed an amendment to our articles of incorporation designating that of the 100,000,000 authorized shares of common stock, 97,500,000 shares would be designated as Class A Common Stock and 2,500,000 shares would be designated as Class B Common Stock. The Class B Shares were convertible at any time after a one-year anniversary from the issuance date of the shares of Class B Common Stock into twenty (20) fully paid and non-assessable shares of Class A Common Stock.

The Amendment to Designation provides that the shares of Class B Common Stock may be convertible at any time into shares of Class A Common Stock. The Board of Directors determined that it would be in our best interests and our shareholders to file the Amendment to Designation to provide for the ability of the holder of shares of Class B Common Stock to be able to convert the shares of Class B Common Stock into shares of Class A Common Stock immediately upon the issuance of the shares of Class B Common Stock or any time thereafter at the sole option of the holder based upon: (i) potential public confusion and perception of the fully diluted position after the reverse stock split was effected; and (ii) the fact that any conversion of the shares of Class B Common Stock into shares of Class A Common Stock would have no effect on the holding period under Rule 144 requiring the record holder to hold the shares for a minimum of six months and for a period of one year before the restrictive legend may be removed. The Amendment to Designation was filed with the Nevada Secretary of State on June 28, 2011.

ACCOUNTING TREATMENT

The share exchange is being accounted for as a reverse merger acquisition for accounting purposes, as NIM is now our wholly owned subsidiary.  Consequently, the assets, liabilities and historical operations of NIM will only be reflected in our consolidated financial statements after the completion of the share exchange, as will our operations since the closing of the share exchange.

BUSINESS

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

Overview

We were incorporated as HL Ventures Inc. on May 21, 2007 under the laws of the State of Nevada.  Urban Barns Inc. was incorporated on July 3, 2009 under the laws of the Province of Alberta.  On December 4, 2009 we acquired all of the issued and outstanding common shares of Urban Barns pursuant to a share exchange agreement dated October 9, 2009.  As a result, Urban Barns is our wholly owned subsidiary.  Our principal executive office is located at 7170 Glover Drive, Milner, British Columbia, Canada V0X 1T0. Our telephone number is 604.888.0420.  Our fiscal year end is July 31.

Current Business Operations

We are an urban produce production company that strives to be the supplier of choice of fresh, locally grown, high-quality organic and conventional fruits and vegetables for urban consumers.

We have identified a revenue opportunity in the produce industry which we believe is currently underutilized. This consists primarily of producing select fruits and vegetables in a secure, indoor environment in close proximity to urban centers, where the population of potential consumers exceeds that of rural locales, regardless of regional climate or outdoor growing season constraints.  Our business plan therefore seeks to eliminate two of the most important logistical problems facing both producers and consumers of organic and conventional fruits and vegetables today:

●	costs and delays related to shipping fresh produce from where it is grown to where it can be sold; and

●	variations in climate that prevents certain produce from being grown in certain markets.

Our strategy is to develop a series of “urban barns” that we use to grow our fruits and vegetables in a number of urban centers, beginning with Vancouver, Canada and San Juan, Puerto Rico.  To do this, we plan to lease and retrofit a series of warehouse-type facilities in high density strategic locations and purchase and install proprietary growing machines to grow our organic and conventional produce.  This will provide consumers with a desirable degree of food security in addition to the other benefits associated with Controlled Environment Agriculture, such as a reduced ecological footprint.

Our mission is to become the first company to create brand-name awareness for its produce by providing locally-grown fruits and vegetables to local retailers and businesses at prices that compete with those at which conventional and organic produce is typically offered.  We believe that this will permit consumers to substitute traceable fresh, healthy, high-quality local equivalents into their diet in place of untraceable fruits and vegetables grown in distant regions at a similar or more competitive price point.

Technology

In accordance with the Share Exchange Agreement with NIM, we have acquired and now own the technology that we plan to use to cultivate our fruits and vegetables which consists of a patent pending proprietary Controlled Environment Agriculture apparatus used to grow produce indoors that covers a limited amount of space and subjects plants to a variety of light spectrums over the course of their growing cycles. It was developed by NIM and although the machine is not yet patent-protected, the inventors have filed a United States provisional patent application and they have assigned full patent rights to NIM. As of the date of this Current Report, we plan in the next twelve months to further protect this technology by filing for patent protection in select jurisdictions throughout the world.

Management believes that each machine occupying 150 square feet of floor space can yield as much output as 1500 square feet of greenhouse space, which allows a single machine to produce up to sixty five times the crop yield that it would using standard agriculture cultivation practices.  In addition to the land-use benefits it provides, management believes that the growing apparatus makes efficient use of light, energy, water, temperature, production cycle, transportation and labor, and is capable of producing safe, secure and traceable, fresh produce in controlled urban environments.  Our strategy of using this technology will allow us to reduce the cost of production, water usage, carbon emissions and herbicide and pesticide use as compared to traditional methods of farming.

Products and Services

We plan to initially offer the following fruits and vegetables for sale, as we have found that they are relatively easy to propagate and can be grown to maturity in short production cycles: lettuce, spinach, basil, strawberries, cucumbers, eggplant, peppers and tomatoes. We have identified these items due to their high demand and profit potential, but this list is by no means exhaustive.

Our growing partner, Bevo Agro Inc., is the largest propagator of plants in North America and was founded by our President, Chief Executive Officer and Director, Jacob Benne.  As of the date of this Current Report, Bevo Agro has been awarded Organic Crop Improvement Association (OCIA) International certification for cucumbers, eggplant, peppers, and tomatoes and we anticipate cultivating organic varieties of these along with conventional varieties of lettuce, spinach, basil, and strawberries.

We have entered into negotiations with Bevo Agro to supply the seedlings, which are young plants that have been propagated from seeds, for our initial Vancouver “urban barn” at cost.  Due to our relationship with Bevo Agro, we anticipate that it will also supply any other “urban barns” that we establish unless we are able to outsource the supply of seedlings to a local producer in a more cost-effective manner.  We plan to develop our own propagation facility in San Juan, Puerto Rico for our local “urban barn” location in conjunction with Bevo Agro.

Market

Currently, geography and logistics make produce farming a specialty or seasonal enterprise.  We are dedicated to changing this perception by growing fresh, safe, healthy fruits and vegetables in urban facilities regardless of climate on a year-round basis in a more environmentally-sustainable manner than traditional or greenhouse cultivation would permit.  Through the use of NIM’s specialized growing machine and the selection of strategic locations for our “urban barns”, we believe that we can both service and expand the ever-increasing market for locally-grown produce in a cost-effective and competitive manner.

Based on statistics, management believes that local grown products account for less than 2% of Canada’s food supply and occupy less than 1% of its dedicated cropland.  Nevertheless, management believes that over the past decade the market for such products has grown by approximately 100% and it is projected to continue to grow for the foreseeable future.  The same is true in the United States, where the farm industry is heavily subsidized and the federal government has indicated that food security and safety are top priorities.

There are strong indications that consumers are now, more than ever, interested in purchasing safe, locally-grown produce that is subject to a standard of quality such as organic certification.  The recent growth of farmer’s markets and the expansion of supermarket chains such as Whole Foods demonstrates that demand for such produce exists, as do public concern over herbicide and pesticide use, country-of-origin labeling and greenhouse gas emissions associated with shipping unripe produce hundreds, and even thousands, of miles from farm to retail outlet.  The “eat locally” movement has even been touted in the mainstream U.S. media as a method of reducing one’s carbon footprint.

We plan to capitalize on the opportunity presented by this shift in consumer attitudes by offering them fresh, locally-grown produce alternatives that are competitively-priced and capable of instilling a measure of brand recognition. To achieve the latter, we plan to employ shop-floor selling techniques (i.e. “taste-before-you-buy” campaigns) at the retail level, engage in targeted print advertising and leverage existing social networks on the Internet.  We also plan to target additional markets that require bulk produce on a continuous basis, such as produce processors, hotels and restaurants, and we believe that our ability to provide a constant supply of fruits and vegetables regardless of the local climate or season will differentiate our produce from that of our competitors.

Distribution Methods

We plan to become a leading supplier of produce by differentiating our fruits and vegetables from other available produce and substantially lowering the shipping costs required to transport most produce from its point of origin to point of sale. To accomplish this, we plan to lease and retrofit a network of buildings in high density urban locations and equip them with NIM’s patent pending growing machines to cultivate a variety of fruits and vegetables. The technology will allow us to grow produce with high yields using a fast growing cycle in any location regardless of the local climate.

Once we have grown our produce, we plan to leverage the infrastructure established by Robyn Jackson, our Vice President, Logistics and Director, to distribute our fruits and vegetables on a cost-effective basis throughout western Canada. We anticipate entering into agreements with a variety of regional distributors in any other locations in which we plan to operate once we have established the validity of our business model. In addition, we plan to franchise or license our newly acquired patent pending growing machine to strategically located local producers.

Locations

We plan to establish our first “urban barns” in San Juan, Puerto Rico and in United Arab Emirates.  We have entered into negotiations with Jacob Benne, our President, Chief Executive Officer and Director, to supply space for our first commercial research and development facility in Vancouver and we have also met with the Secretary of Agriculture of the Commonwealth of Puerto Rico, who has indicated an interest in donating government property to attract us to establish a facility in San Juan.  We targeted Puerto Rico for our first location based on tax incentives, the presence of a large potential customer base, and a thriving tourism industry whose hotels, cruise ships and restaurants require a supply of fresh, high-quality produce year-round. We have targeted the U.A.E. due to the shortage of domestically produced fresh produce.

Following the set-up of our first two “urban barns”, we anticipate investigating other potential locations in North America and evaluating such attributes as local production costs, our existing and prospective distributor relationships, typical local produce prices and local competition before we commit to establishing a facility in any urban center.

Competition

We will compete with operators of greenhouses to establish a network of controlled indoor environments in urban locations for the purpose of growing fresh fruit and vegetables year-round.  However, this common method of growing high-quality produce is limited in terms of cost and scale: greenhouse operators must incur both high fixed and variable costs to build and maintain specialized structures for this purpose, which makes it difficult for them to scale their operations to optimal size.  Since we plan to lease and retrofit existing buildings and use patent pending technology to grow our fruits and vegetables, we will not have to incur a significant capital outlay to establish our “urban barns”, and the only limitations we will face in terms of scale will be related to the cost of acquiring and renovating similar facilities in close proximity to urban centers.

We also face competition from producers of organic fruits and vegetables that are grown and shipped from such locations as California, Mexico and Chile.  In many cases, these producers are able to grow produce year-round, but they face uncertainty related to shipping costs and delays and variations in climate, as well as environmental risks related to runoff exposure and the presence of airborne agents from surrounding farms.

Intellectual Property

We own the copyright of our logo and all of the contents of our website, www.urbanbarnsfoods.com.  We are in the process of filing for protection of our trademark. We have filed for patent protection for our Controlled Environment Agricultural technology with the United States of America Patent and Trademark Office on May 6, 2011.

Research and Development

We have incurred $24,774 on research and development activities during fiscal year ended July 31, 2010. Moreover, our directors and executive officers have devoted a significant amount of their time to research and development activities on our behalf related to indoor growing methods. The growing methods combined with NIM’s growing system leads to an efficient yield per acre compared with other agriculture growing methods.

Reports to Security Holders

Although we are not currently subject to the reporting and other requirements of the Exchange Act, we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of our fiscal year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Government Regulation

We do not require any government approvals to carry out our planned research and development operations as described above.  However, once we have established our planned “urban barns” locations, we anticipate that we will have to obtain the necessary government licenses, authorizations and labor permits to legally manage our facilities in the locations in which we plan to grow produce.

While our intended business activities do not currently violate any laws, any regulatory changes that impose restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs and decreasing demand for our products, which could have a material adverse effect on our results of operations.

Employees and Consultants

As of the date of this Current Report, we have a substantial number of consultants, with which we have entered into certain consultant agreements. Certain of the consultant agreements are disclosed below. We plan to hire a number of full-time employees in the near future to engage in administrative and research and development tasks in Vancouver and the development our first two “urban barn” facilities in San Juan, Puerto Rico, and in Dubai, U.A.E. Once we have entered into definitive agreements to distribute our produce, we anticipate hiring additional employees to operate these facilities and engaging various consultants to provide legal, accounting, marketing and software development services to us.

Consultant Agreements

Effective August 8, 2011, we entered to three separate consultant agreements dated August 8, 2011 ((collectively, the “Consultant Agreements”) with certain consultants (collectively, the “Consultants”), respectively. In accordance with the terms and provisions of the Consultant Agreements, the Consultants will assist is in our strategic business planning and development regarding: (i) the design, engineering and development of a prototype barn silo; (ii) multi-media presentation development to highlight corporate overview, financial projections, market opportunity and the Company’s video; and (iii) the development and execution of agreements to vend complimentary technologies into our business operations. In further accordance with the terms and provisions of the Consultant Agreements, we granted to each of the Consultants 300,000 stock options under our 2011 Stock Options Plan, which stock options are exercisable into shares of Class A common stock at $1.80 per share expiring on July 31, 2012 (the “Stock Options”). The Stock Options have been registered under the Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 2011.

Properties

Our executive office is located at 7170 Glover Drive, Milner, British Columbia, Canada V0X 1T0. We have not entered into any agreement regarding this office, which is provided to us at no charge by Jacob Benne, our President, Chief Executive Officer and Director.

We have not entered into any agreements to acquire any other material properties, although we anticipate spending approximately $979,200 on our direct cost of sales, which includes property expenditures, during the next 12 months (beginning September 2011).

2011 STOCK OPTION PLAN

On August 8, 2011, our Board of Directors authorized and approved the adoption of the 2011 Stock Option Plan under which an aggregate of 20,000,000 of our shares may be issued.

The purpose of the 2011 Stock Option Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2011 Plan is to be administered by our Board of Directors or a committee appointed by and consisting of one or more members of the Board of Directors, which shall determine (i) the persons to be granted Stock Options under the 2011 Plan; (ii) the number of shares subject to each option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period or whether the Stock Option shall be exercisable in installments or by vesting only. The 2011 Plan provides authorization to the Board of Directors to grant Stock Options to purchase a total number of shares of common stock not to exceed 20,000,000 shares as at the date of adoption by the Board of Directors of the 2011 Stock Option Plan. At the time a Stock Option is granted under the 2011 Stock Option Plan, the Board of Directors shall fix and determine the exercise price at which shares of our common stock may be acquired.

In the event an optionee ceases to be employed by or to provide services to us for reasons other than cause, retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within up to ninety (90) calendar days after the effective date that his position ceases, and after such 90-day period any unexercised Stock Option shall expire. In the event an optionee ceases to be employed by or to provide services to us for reasons of retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within up to one-year after the effective date that his position ceases, and after such one-year period, any unexercised Stock Option shall expire.

No Stock Options granted under the Stock Option Plan will be transferable by the optionee, and each Stock Option will be exercisable during the lifetime of the optionee subject to the option period up to ten (10) years or the limitations described above. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within one (1) year of his death or such longer period as the Board of Directors may determine.

The exercise price of a Stock Option granted pursuant to the 2011 Stock Option Plan shall be paid in full to us by delivery of consideration equal to the product of the Stock Option in accordance with the requirements of the Nevada Revised Statutes. Any Stock Option settlement, including payment deferrals or payments deemed made by way of settlement of pre-existing indebtedness, may be subject to such conditions, restrictions and contingencies as may be determined.

As of the date of this Current Report, an aggregate of 900,000 Stock Options have been granted, which were subject to an S-8 registration statement as amended filed with the Securities and Exchange Commission on August 12, 2011. The 900,000 Stock Options have been exercised resulting in the issuance of 900,000 shares of our Class A Common Stock.

RISK FACTORS

Risk Factors Related to Our Business

There is Limited Evidence that Our Technology will be Profitable in a Commercial Application. Although we believe that our technology will enable us to implement our business plan, our technology is still in the early stage of development and commercialization and has only limited results in a commercial setting. If our technology does not perform as anticipated regarding commercial production of vegetables or fruits, we will be unable to achieve profitability.

Our Business is Dependent on Locating Suitable Facilities and Successfully Completing the Custom Construction Necessary to Install and Operate our Urban Barns Farming Equipment. We expect to raise capital to construct our various urban barns indoor farming facilities. This requires that we lease and retrofit appropriate facilities. Assuming we can obtain suitable leasing arrangements, extensive specialized construction will be required to adapt these facilities for our business model.  There is no assurance that we will be able to locate the required specialized construction personnel or that construction of the facilities will be completed within our anticipated time frame or budget. Construction projects are subject to cost overrun and delays not without our control or that of our subcontractors, such as those caused by governmental entities, financing delays or bad weather. Delays can also arise from design changes and material equipment shortages or delays in delivery. Our inability to construct any facility in a timely fashion and without our projected construction budget could have a material adverse effect on our business and our anticipated financial performance.

Outbreaks of Plant Diseases or Pest Infestations Can Significantly Restrict our Ability to Conduct Operations.  We intend to take all reasonable precautions to ensure that our future planned crops are healthy and that our urban barns farming facilities operate in a sanitary and environmentally sound manner. However, notwithstanding our precautions, plant diseases or pest infestations could destroy all or a significant portion of the crops in a facility and could eliminate or significantly reduce production from that facility until we are bale to disinfect the facility and grow replacement crops. We do not believe that insurance against crop damages from disease or pest infestations will be available. Therefore, such an infestation or contamination could have a significant adverse impact on our business.

A Significant Interruption in the Operation of Our Indoor Urban Barns Farming Facility Could Potentially Disrupt Our Operations.  Initially, we will have only one or two indoor urban barns farming facilities supporting our operations. A significant interruption impacting these facilities, whether as a result of plant diseases or pest infestations, a natural disaster, technical or labor difficulties, fire or other causes, could impair our ability to timely grow or deliver products, potentially resulting in a material adverse effect on our business, financial position and results of operations.

Water or Power Shortages Could Disrupt Production and Have a Material Adverse Affect on Our Business.  Our production will require a continual supply of utilities, such as water and electricity. Interruptions of water or electricity supply could result in temporary shutdown of our irrigation and electrical systems. Any suspension or termination of water or electric duration or other unexpected business interruptions could have a material and adverse impact on our future crops and consequently on our business, financial condition and result so f operations.

Energy and Fuel Cost Variations Could Adversely Affect Operating Results.  Energy costs, particularly electricity and natural gas, constitute a substantial portion of our operating expense. The price and supply of energy and natural gas are unpredictable and fluctuate based on events outside our control, including demand for oil and gas, weather, actions by OPEC and other oil and gas producers, and conflict in oil-producing countries. Price escalations in the cost of electricity or reductions in the supply of natural gas could increase operating expenses and negatively affect our results of operations. We may not be able to pass through all or part of he increased energy and fuel costs to our customers.

Our Income Will Depend on Sales of Perishable Merchandise, Which Can Loose its Value Quickly.  Although the urban barns indoor farming concept is intended to reduce the time between harvest and sale, our crops will still be subject to all the risks of any perishable food, including spoilage. Accordingly, any delay in harvesting or shipping our crops could result in losses due to spoilage, which would adversely affect or revenues and net income.

Our Business is Sensitive to Fluctuations in Market Prices and Demand for Our Future Products. Fresh vegetables are highly perishable and generally must be brought to market and sold very shortly after harvest. The selling price for a certain type of vegetable depends on factors such as the supply of and demand for such vegetables and the availability and quality of such vegetables in the marketplace. We will plan our future production schedule and crop selection based on our analysis and estimate of future market demand. Demand for our future products will depend primarily on consumer-related factors, such as demographics, local preferences and food consumption trends, as well as macroeconomic factors, such as the condition of the economy and the level of consumer confidence. To remain competitive, we will need to continually monitor and adapt to the changing market demand. Our failure or inability to follow or adapt to changes in market demand in a timely manner, if at all, may have a material and adverse effect on our business and our results of operations.

We Face the Risk of Fluctuations in the Cost, Availability and Quality of Our Raw Materials. Increases in the cost of raw materials essential to our operations, particularly plant seeds and seedlings, fertilizer, insecticides and transport materials, would increase our costs of production, which we may be unable to recoup through higher prices for our crops. A scarcity of these raw materials could require us to curtail future production, which also would have a material adverse effect on our results of operations.

We Will be Subject to the Risk of Product Contamination and Product Liability Claims As Well As Negative Publicity Associated With Food Safety Issues.  External factors may depress the prices for our future products when we eventually market them. General public concerns regarding the quality, safety or health risks associated with particular vegetables could reduce demand and price for some of our potential products. Harms to the health of consumers may result from tampering by unauthorized third parties, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, other agents or residues introduced during the growth , storage, handling or transportation phases. We could become subject to claims or lawsuits relating to consumption of our products that are alleged to cause harm to the health of consumers. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or discomfort could adversely affect our reputation with existing and potential customers and our corporate and brand image.

Market demand for our products may also be adversely affected by negative publicity concerning food safety of vegetables produced by other vegetable producers in our target markets. Such negative publicity may lead to a loss of consumer confidence and a decrease in the potential demand and price for our product. Despite such decreased demand, circumstances may require us to bring our produce to market promptly, in which case we may experience losses on those products.

The Fresh Vegetable Market is Highly Competitive and Our Growth Could be Adversely Affected if We Cannot Compete Effectively. Our competitors will include, but are not limited to, local, regional, national and international products of produce of all kinds. Their businesses will compete with us for customers and locations. In addition, some are expanding more aggressively in marketing a range of natural and organic foods. Some of these potential competitors may have been in business longer or may have greater financial or marketing resources than we do and may be able to devote greater resources to sourcing, promoting and selling their products. In addition, indoor vertical farming is a relatively new business. There are other indoor vertical agricultural systems available and the cost of entry into the indoor vertical farming business may not prove to be a significant competitive barrier. There can be no assurance that others have not developed or will not independently develop proprietary technology similar to ours.

We Have a History of Operating Losses and There Can Be No Assurance We Will Be Profitable in the Future. We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the exploration stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred a net loss from operations totaling $321,897 for the nine month period ended April 30, 2011. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that operating costs are greater than we expect.

Our development of and participation in what could evolve into an increasing number of urban farms may require substantial capital expenditures. The uncertainty and factors described throughout this section may impede our ability to economically find, develop, produce, establish and maintain urban farms. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

We Have Received a Going Concern Opinion In the Report of our Independent Registered Public Accounting Firm Accompanying Our July 31, 2010 and July 31, 2009 Financial Statements. The independent registered public accounting firm’s report accompanying our July 31, 2010 and 2009 audited financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern." Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected

We Will Require Additional Funding in the Future. Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our business plan and achieve operational levels will be greatly limited. Our current operational plans require us to make capital expenditures for creation and establishment of our urban farms. Historically, we have funded our operations through the issuance of equity. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including potential production and the market of our urban farms. Further, debt financing, if utilized, could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations.

Any Change to Government Regulation/Administrative Practices May Have a Negative Impact on Our Ability to Operate and Our Profitability. The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in Canada and the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

We May be Unable to Retain Key Employees or Consultants or Recruit Additional Qualified Personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Jack Benne, our Chief Executive Officer, and Daniel Meikleham, our Chief Financial Officer. Further, we do not have key man life insurance on either of these individuals. We may not have the financial resources to hire a replacement if one or both of our officers were to die. The loss of service of either of these employees could therefore significantly and adversely affect our operations.

Nevada Law and Our Articles of Incorporation May Protect our Directors From Certain Types of Lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

A Majority of Our Directors and Officers Are Nationals and/or Residents of Canada.

Currently, the majority of our directors and officers reside in Canada. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers. All or a substantial portion of such persons' assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. We have been advised by our Canadian counsel that there is doubt as to the enforceability, in original actions in Canadian courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us or any of our directors or officers.

Risks Related to Our Class A Common Stock

Sales of a Substantial Number of Shares of Our Class A Common Stock Into the Public Market by Certain Stockholders May Result in Significant Downward Pressure on the Price of Our Class A Common Stock and Could Affect Your Ability to Realize the Current Trading Price of Our Class A Common Stock.

Sales of a substantial number of shares of our Class A common stock in the public market by certain stockholders could cause a reduction in the market price of our Class A common stock.  As of the date of this Current Report, we have 51,169,047 shares of Class A common stock issued and outstanding. We intend to issue a further 1,400,000 shares of Class A common stock registered under the S-8 Registration Statement. In the event all shares of Class A common stock are issued under the S-8 Registration Statement, certain stockholders will be are able to resell up to 7,000,000 shares of our Class A common stock. As a result of the S-8 Registration Statement, 7,000,000 shares of our Class A common stock can be issued and will be   available for immediate resale which could have an adverse effect on the price of our Class A common stock.

As of the date of this Current Report, there are 50,137,027 outstanding shares of our Class A common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions.

Any significant downward pressure on the price of our Class A common stock as the selling stockholders sell their shares of our Class A common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our Class A common stock.

The Trading Price of Our Class A Common Stock on the OTC Bulletin Board Will Fluctuate Significantly and Stockholders May Have Difficulty Reselling Their Shares.

As of the date of this Current Report, our Class A common stock trades on the Over-the-Counter Bulletin Board. There is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our Class A common stock: (i) disappointing results from our operational efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our Class A common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; (viii) general economic trends; and ix) commodity price fluctuation

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Class A common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Additional Issuance of Equity Securities May Result in Dilution to Our Existing Stockholders.

Our Articles of Incorporation, as amended, authorize the issuance of 525,000,000 shares of common stock consisting of 500,000,000 shares of Class A common stock and 25,000,000,000 shares of Class B common stock. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the then outstanding shares of our Class A common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

Our Class A Common Stock is Classified as a “Penny Stock” Under SEC Rules Which Limits the Market for Our Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

A Majority of Our Directors and Officers are Outside the United States With the Result That it May Be Difficult for Investors to Enforce Within the United States Any Judgments Obtained Against Us or Any of Our Directors or Officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those listed under the heading “Risk Factors” and those listed  in our other Securities and Exchange Commission filings.  The following discussion should be read in conjunction with our Proforma Financial Statements included elsewhere in this Current Report or Form 8K.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

For Nine Months Ended April 30, 2011

	Urban Barns Nine Months Ended April 30, 2011	NIM Nine Months Ended April 30, 2011	Pro Forma Consolidated
Revenues	$0	$0	$0
Expenses
Depreciation	1,843	80	1,923
Foreign Exchange Loss	5,961	-0-	5,961
General and Administrative	239,275	18,249	257,524
Professional fees	72,991	-0-	72,991
Research and development	1,827	-0-	1,827
Total expenses	321,897	18,329	340,226
Net Loss	(321,897)	(18,329)	(340,226)

The financial information in the table above is derived from the audited financial statements. The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this Current Report on Form 8-K. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. The Corporation’s actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this Current Report on Form 8-K. The financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

RESULTS OF OPERATION

Revenues

We have not earned any revenues since our inception and our ability to generate revenues remains uncertain.  The auditor's report on our audited financial statements for the fiscal year ended July 31, 2010 contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Operating Expenses

The incurrence of operating expenses reflects the additional expenses incurred as a result of our increased scale and scope of business operations. Operating expenses include overhead expenses such as rent, management and staff salaries, depreciation, research and  development, accounting, legal and offices expenses.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our interests.

LIQUIDITY AND CAPITAL RESOURCES

Nine Month Period Ended April 30, 2011

As at the nine month period ended April 30, 2011, our current assets were $6,942 and our current liabilities were $175,252, which resulted in a working capital deficit of $168,310. As of the nine month period ended April 30, 2011, current assets were comprised of: (i) $6,767 in cash; and (ii) $175 in prepaid expenses. As at the nine month ended April 30, 2011, current liabilities were comprised of: (i) $51,195 in accounts payable; and (ii) $124,057 due to related parties.

As of the nine month period ended April 30, 2011, our total assets were $319,620 comprised of: (i) current assets of $6,942, (ii) property and equipment of $62,678; and (iii) deferred financing charges of $250,000. As at the nine month period ended April 30, 2011, our total liabilities were $175,252 comprised of current liabilities.

Plan of Operation

Description	Potential Completion Date	Estimated Expenses ($)
Seedling purchases	12 months	96,000
Packaging	12 months	76,800
Direct cost of sales (including research and development)	12 months	979,200
Shipping	12 months	225,000
Payroll	12 months	350,000
Advertising and marketing	12 months	370,000
General and administrative expenses	12 months	204,800
Total		2,301,800

Our general and administrative expenses for the year will consist of professional fees, office maintenance, communication expenses (cellular, internet, fax and telephone), bank charges, courier and postage costs, office supply costs and fees related to our website. Our professional fees will include legal, accounting and auditing fees related to our regulatory filings throughout the year.

Based on our planned expenditures, we require additional funds of approximately $2,301,800 to proceed with our business plan over the next twelve months.  If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our obligations as they become due.  In such event, we will be forced to scale down or perhaps even cease our operations.

We have not generated any revenues, have achieved losses since our inception, and rely upon the sale of our securities to fund our operations. We anticipate that we will generate only nominal revenues in the near future, and we do not anticipate generating sufficient positive operating cash flow until mid-2011 at the earliest. It may take several years for us to fully realize our business plan, and in that time we will be dependent upon obtaining outside financing to carry out our operations.  Our financial statements for the fiscal year ended July 31, 2010 have been prepared on a going concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

We will require approximately $2,301,800 over the next twelve months in order to enable us to proceed with our plan of operations. These cash requirements are in excess of our current cash and working capital resources. Accordingly, we intend to raise the balance of our cash requirements for the next twelve months (approximately $2,301,800) from private placements, stockholder loans or possibly a registered public offering (either self-underwritten or through a broker-dealer).  If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans. At this time we do not have a commitment from any broker-dealer to provide us with financing, and there is no guarantee that any financing will be available to us or if available, on terms that will be acceptable to us.

If we are unable to obtain the necessary additional financing, then we plan to reduce the amounts that we spend on our operations so as not to exceed the amount of capital resources that are available to us.  If we do not secure additional financing our current cash reserves and working capital will not be sufficient to enable us to sustain our operations for the next twelve months, even if we do decide to scale them down.

SECTION 3.  SECURITIES AND TRADING MATTERS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Effective June 2, 2011, we acquired 100% of the total issued and outstanding shares of NIM Class A Common Stock. In exchange for the acquisition of the NIM Class A Common Stock, we issued 2,500,000 shares of our shares of Class B common stock to the NIM Shareholders. Subsequently, we received notices of conversion dated July 15, 2011 from the NIM Shareholders (collectively, the “Conversion Notices”), which Conversion Notices provide for the conversion of each share of Class B common stock into twenty shares of Class A common stock. The Board of Directors pursuant to written consent resolutions in lieu of a meeting authorized and approved the issuance of an aggregate 50,000,000 shares of our restricted common stock to the NIM Shareholders.

The shares of common stock were issued to ten non-United States resident NIM Shareholders in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The NIM Shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

Security Ownership of Center Beneficial Owners and Management

The following table sets forth the ownership, as of the date of this Current Report, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of the date of this Current Report, there are 51,169,047 shares of our common stock issued and outstanding.  All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Voting Rights (1)
Class A Common Stock	Jacob Benne (2) 7170 Glover Drive Milner, British Columbia Canada V0X 1T0	21,775,000 (3)	43.3%
Class A Common Stock	Daniel Meikleham (4) 12936 Elbow Drive SW Calgary, Alberta Canada T2W 6G6	21,800,000 (5)	43.4%
Class A Common Stock	Robyn Jackson (6) 72 Prestwick Estate Way SE Calgary, Alberta Canada T2Z 3Y9	0	0
Class A Common Stock	Mark Hanson (7) House No. 43, Block 4 Kaifan, Kuwait	0	0
Class A Common Stock	Cesar Montilla (8) 1825 Miosotis Street,"Santa Maria", San Juan, Puerto Rico (USA), 00927	0	0
Class A Common Stock	All Officers and Directors as a Group	43,575,000	86.7%
Class A Common Stock	NIM Directors’ Executive Ltd. 12936 Elbow Drive SW Calgary, Alberta Canada T2W 6G6	4,370,000	8.7%

(1)	Based on 51,169,047 shares of Class A Common Stock issued and outstanding as of the date of this Current Report.
(2)	Jacob Benne is our President, Chief Executive Officer and Director.

(3)
Includes 21,775,000 shares of Class A Common Stock held by the Benne Family Trust, a trust over which Mr. Benne has sole voting and investment power, that are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009. The total shares within the voting and lock up agreement are 125,000.

(4)	Daniel Meikleham is our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

(5)
Includes 21,800,000 shares of Class A Common Stock held by the Meikleham Family Trust, a trust over which Mr. Meikleham has shared voting and investment power, that are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009. The total shares within the voting and lock up agreement are 125,000.

(6)	Robyn Jackson is our Vice President, Logistics and Director.

(7)	Mark Hanson is our Director and the Chairman of our Audit Committee .

Directors and Executive Officers

Our Articles state that the authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  We currently have five directors.  All of our directors and officers were appointed prior to the closing of the share exchange.

Our current directors and officers are as follows:

Name	Age	Position
Jacob Benne	68	President, Chief Executive Officer and Director
Daniel Meikleham	67	Chief Financial Officer, Principal Accounting Officer, Secretary and Director
Robyn Jackson	64	Director
Mark Hanson	57	Director
Cesar A. Montilla, Jr.	68	Director

Our directors will serve as such until our next annual shareholder meeting or until their successors are duly elected and appointed.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Jacob Benne. Jacob Benne has been our President, Chief Executive Officer and Director since November 18, 2009. Mr. Benne graduated from the Dutch Agricultural College in 1960 in the top 5% of his class.  Following graduation, he joined the Dutch army and served his country for two years before entering the agricultural/horticultural industry.  He has since enjoyed a distinguished 46 year career that began with establishing his first greenhouse entrepreneurial enterprise in August 1963.

Mr. Benne immigrated to Canada in 1981, and upon his arrival he established an eight-acre greenhouse facility with a local partner, acting as its project manager.  In nine years, the facility grew to cover fourteen acres.  Following this success, Mr. Benne acquired a neighboring property and established Bevo Farms Ltd. in 1987.  For the last 22 years he has operated Bevo Farms Ltd. (which subsequently became Bevo Agro Inc.), and in 2000 he took the company public by listing it on the TSX Venture Exchange under the trading symbol BVO.V.  Mr. Benne has served as the President and Chief Executive Officer of Bevo Agro Inc. for the past nine years and in that time has built the company into North America’s leading provider of propagated plants, with annual sales in excess of $15 million.  Mr. Benne brings his vast experience and enthusiasm to Urban Barns Foods Inc. as its President and is committed to the goal of making the company an international leader in the horticulture business.

Daniel Meikleham. Daniel Meikleham has been our Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer since November 27, 2009.  He has also been our Director since September 21, 2009.  He is a co-creator of the Urban Barns Foods Inc. business concept. Mr. Meikleham is the former Chief Financial Officer for Red Sea Housing Services, a publicly listed corporation in Saudi Arabia that employs over 3,000 people and has a market capitalization of approximately $500million.  In 2006, he was instrumental in transforming the company from a private enterprise into a listed public company through a $140 million full prospectus IPO.  Mr. Meikleham’s responsibilities include strategic planning and overseeing the set-up of subsidiaries positioned throughout the world, including the Caribbean, North and Sub-Saharan Africa, the Middle East and Southeast Asia.

Until 2005, Mr. Meikleham worked in the insurance business for 28 years with three major insurance corporations, culminating in a seven year stint with the Prudential Insurance Company of America during which he was honored five times as President of the Gibraltar Club for being their top national producer.  From 1998 to 2000, Mr. Meikleham also served as a co-founder and Director of a Puerto Rico venture capital fund.  Mr. Meikleham was educated at the Central College of Commerce and Distribution in Glasgow, Scotland, where he won the annual national British-wide government competition in mathematics.

Robyn Jackson. Robyn Jackson has been a Director since November 20, 2009.Mr. Jackson founded Robyn’s Transportation & Distribution Services Ltd. (formerly Robyn’s Trucking) in Alberta, Canada in 1976.  For the past 33 years he has served as its President and Chief Executive Officer and built the company into a niche refrigerated shipper of food and propagated plants, with annual revenues of more than CAD$17,000,000.  Mr. Jackson’s company currently owns five refrigerated distribution facilities across Western Canada, employs more than 60 professional drivers and ships food products and plants to all Wal-Mart, Sobeys and Canadian Tire stores in Canada located west of Thunder Bay, Ontario.  It also delivers goods to Canadian Superstore and Safeway warehouses across Western Canada.

Mark Hanson. Mr. Hanson has been our director since December 1, 2009.  He is a qualified barrister and solicitor in four jurisdictions (New Zealand, the United Kingdom, Hong Kong and Australia), and has enjoyed a 22-year career in investment banking specializing in corporate finance, mergers and acquisitions, private equity and structured finance, including the formation of investment funds. Mr. Hanson has been based in Bahrain since 2007, during which time he has been the Chief Executive Officer of Global Banking Corporation, an Islamic investment bank with a market capitalization of $250 million that is active in financial services in the private equity, real estate and energy sectors.  Prior to moving to Bahrain, Mr. Hanson worked in Saudi Arabia for a period of three years as an advisor to the Deputy Governor of the country’s central bank (SAMA) before establishing the Saudi investment banking arm of ABN AMRO.

Before his stint in the Middle East, Mr. Hanson worked in Hong Kong for 11 years and Singapore for two years acting variously as the Chief Executive Officer of Bain Securities Limited, the Managing Director of Peregrine Capital Limited and the Deputy Chief Executive of the Hong Kong Stock Exchange, the latter for a period of three-and-a-half years.  Mr. Hanson graduated from the University of Auckland, New Zealand with a Bachelor of Laws degree in 1976.

Cesar A. Montilla, Jr. Mr. Montilla has been the Chief Executive Officer of SPECTRUM Finance Network, an international consulting organization, and private capital firm with expertise and experience, on the structuring, re-structuring, and financing of companies, since 2000.  He was also President of Ascender Management Services, Inc. an SEC registered investment advisory firm to individuals and institutions between 2004 and 2007. He had been Chairman and Chief Executive Officer of Clark Melvin Securities Corporation since 1990. In October 1997 Samuel Ramirez & Co., one of the nation's largest municipal bond dealers, purchased Clark Melvin, and he became a Managing Director at that firm and left in 1998. From 1980 he was Managing Director in charge of Kidder, Peabody's total business in Florida and South America and President of Kidder Peabody, Puerto Rico Inc., until he became a Managing Director of Merrill Lynch, who acquired that region in 1989. He left Merrill Lynch in 1990 to become the principle of Clark Melvin. Prior to 1980, Mr. Montilla was Chairman of the Securities Corporation of Puerto Rico which, at that time, was Puerto Rico's only native investment banking corporation, and an affiliate of the First Boston Corporation.  From 1965 to 1973 he was Vice President and stockholder of Blyth, Eastman Dillon and Co. A native of Puerto Rico, Mr. Montilla graduated from the Cheshire Academy in Connecticut, attended Cornell University, Ithaca, N.Y., the University of Puerto Rico, and the University of Florida in Gainesville where he studied Architecture.  He completed studies at the New York Institute of Finance in 1965. Mr. Montilla has served on the Board of Directors of the Puerto Rican Society of Financial Analysts and the Puerto Rico Development Fund of the Government Development Bank of Puerto Rico.  He has also served on Advisory Councils for the United States Department of Commerce, Banco Popular de Puerto Rico and the New York Stock Exchange. He was a registered principal with the National Association of Securities Dealers (NASD), served on the Public Finance Committee of the Public Securities Association (PSA), the Executive Committee of the Public Securities Association and the Executive Committee of the New York Region of the Securities Industry Association (SIA). He served on the Boards of GM Group and Fajardo Federal Bank until both institutions were sold in 1999; he also served as Chairman of the Salvation Army's Advisory Council and was on the Board of Directors of the Puerto Rico Aqueduct and Sewer Authority (PRASA) for six years. Mr. Montilla currently sits on the Boards of GM Capital, HIMA•San Pablo Hospitals; Sofscape Caribe, Opera de Puerto Rico, Inc., “Fondita de Jesus” and is on the Puerto Rico Advisory Board of the United States Army.

Other Directorships

Other than as described above, none of our officers or directors holds any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Our Board of Directors currently consists of five directors, two of whom are independent. As such, the decisions of the Board regarding director nominees are made to some extent by persons who have an interest in the outcome of the determination. The Board will consider other independent candidates for directors, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Jacob Benne, our President and Director, also serves as the President and Chief Executive Officer of Bevo Agro Ltd., a company listed on the TSX Venture Exchange under the trading symbol BVO.V that is North America’s leading provider of propagated plants.  While we do not expect this entity to compete with us as it is engaged in a complimentary business, Mr. Benne has a fiduciary duty to Bevo Agro Ltd. and may not present business opportunities to us unless this entity has first declined to accept them.

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular opportunity should be presented.  They may also in the future become affiliated with entities engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to that corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we plan to hire a number of full-time employees to engage in administrative tasks and the development our first two “urban barn” facilities in Vancouver, Canada and San Juan, Puerto Rico.  Once we have entered into definitive agreements to distribute our produce, we anticipate hiring additional employees to operate these facilities and engaging various consultants to provide legal, accounting, marketing and software development services to us.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions.  The Board of Directors as a whole participates in the review of our financial statements and related disclosure.

Family Relationships

There are no family relationships among our officers, directors or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

None of our directors or executive officers received any compensation from us during our last two completed fiscal years. Pursuant to Item 402(f)(4) of Regulation S-K we have omitted the Summary Compensation table since no compensation has been awarded to, earned by, or paid to these individuals.

Option Grants

As of the date of this Current Report, we have not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

On December 4, 2009 we entered into a consulting agreement with Jacob Benne, our President, Chief Executive Officer and Director, to perform a variety of services on our behalf.  These include sourcing our initial “urban barns”, coordinating the supply of seedlings, overseeing product choice and quality control, performing research and development activities and providing training for our management and future employees on horticultural techniques and plant management.  The consulting agreement is effective until December 31, 2011 or until terminated in accordance with its provisions.  A copy of the consulting agreement is attached as exhibit 10.2 to this Current Report.

Other than our consulting agreement with Mr. Benne, we have not yet entered into any consulting or management agreements with any of our current directors or officers.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception on May 21, 2007 to current date. We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive compensation in the form of shares of our common stock or options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions and Director Independence

Since our inception on May 21, 2007, we have engaged in the following transactions with persons related to us:

●
On June 29, 2007 we issued 1,600,000 (8,000 post-reverse split effected July 12, 2011) shares our of Class A common stock to Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, at a price of $0.005 per share in exchange for cash proceeds of $8,000.

●
On July 18, 2007 we issued 1,400,000 (7,000 post-reverse split effected July 12, 2011) shares our of Class A common stock to Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, at a deemed price of $0.005 per share in exchange for $7,000 in mineral property costs incurred by Mr. Hassan on our behalf.

●
On December 4, 2009 we issued 5,000,000 (25,000 post-reverse split effected July 12, 2011) shares of our Class A common stock to the Benne Family Trust, a trust over which Jack Benne, our President, Chief Executive Officer and Director has sole voting and investment power.

●
On December 4, 2009 we issued 10,000,000 (50,000 post-reverse split effected July 12, 2011) shares of our Class A common stock to the Meikleham Family Trust, a trust over which Daniel Meikleham, our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director has shared voting and investment power, pursuant to the terms of the Share Exchange Agreement.

●
On December 4, 2009 we issued 10,000,000 (50,000 post-reverse split effected July 12, 2011) shares of our Class A common stock to Gerald Fitzpatrick, a former shareholder of Urban Barns, pursuant to the terms of the Share Exchange Agreement.

●
On December 4, 2009 we entered into a share cancellation agreement with Deniz Hassan, our former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director, to cancel 20,500,000 (102,500 post-reverse split effected July 12, 2011) shares of our Class A common stock registered in his name.

●
On June 2, 2011, we issued an aggregate of 2,175,000 shares of Class B common stock (converted to 43,500,000 shares of Class A common stock on July 22, 2011) to the Benne Family Trust and the Meikleham Family Trust, respectively, in accordance with the terms and provisions of the Share Exchange Agreement.

Other than as described above, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of those persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.

Director Independence

Our securities are quoted on the OTC Bulletin Board, which does not have any director independence requirements.  We currently use NASDAQ’s general definition for determining director independence, which states that “independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director.  Two of our four current directors, Robyn Jackson and Mark Hanson, meet this definition of independence.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party to which our subsidiary is a party, or of which our property is the subject.  We also know of no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price and Dividends on Common Equity and Related Stockholder Matters

Our Class A common stock is not traded on any exchange.  Our Class A common stock is quoted on the OTC Bulletin Board under the trading symbol “URBF”. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Holders

As of the date of this Current Report, there were approximately 38 holders of record of our Class A common stock.  We do not believe that a significant number of beneficial owners hold shares of our Class A common stock in street name.

Dividends

To date, we have not paid dividends on shares of our Class A common stock and we do not expect to declare or pay dividends on shares of our Class A common stock for the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Indemnification of Directors and Officers

The only statutes, charter provisions, bylaws, contracts, or other arrangements under which any director, officer or control person is insured or indemnified in any manner against any liability which he may incur in his capacity as such, are as follows:

●	Chapter 78 of the Nevada Revised Statutes (“NRS”);

●	Article IX of our Articles of Incorporation; and

●	Article VIII of our Bylaws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

7.
Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Articles of Incorporation

Our Articles of Incorporation provide that we will indemnify our directors and officers to the fullest extent permissible under the laws of the State of Nevada.

Bylaws

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by law.

The general effect of the foregoing is that we may indemnify a director, officer or control person from liability, thereby making us responsible for any expenses or damages incurred by such director, officer or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Urban Barns’ audited financial statements for the fiscal year ended July 31, 2010 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.1.

(d)	Exhibits.

The exhibits listed in the following Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.2	Consulting Agreement
99.1	Unaudited Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Urban Barns Foods Inc.
(Registrant)

Date: August 15, 2011	/s/ Jacob Benne
Jacob Benne
President, Chief Executive Officer, Director